UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

CORMEDIX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34673	20-5894890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 517-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 5.02 with respect to the Houghton Amendment and the Lenz Amendment (each as defined below) is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement Amendments

On January 14, 2011, CorMedix Inc. (the “Company”) entered into an amendment to the employment agreement, effective January 1, 2011, with its President and Chief Executive Officer, John C. Houghton (the “Houghton Amendment”).  The Houghton Amendment amended that certain Amended and Restated Employment Agreement, dated as of November 25, 2009, by and between the Company and Mr. Houghton to (i) increase Mr. Houghton’s annual base salary to $350,000 and (ii) increase the amount of the discretionary bonus Mr. Houghton may receive upon the achievement of certain Milestones (as defined under the Houghton Amendment), at the sole discretion of the Company’s Board of Directors (the “Board”), to up to 40% of Mr. Houghton’s annual base salary.

On January 14, 2011, the Company also entered into an amendment to the employment agreement, effective January 1, 2011, with its Chief Financial Officer, Brian Lenz (the “Lenz Amendment”).  The Lenz Amendment amended that certain Employment Agreement, dated as of February 4, 2010, by and between the Company and Mr. Lenz to (i) increase Mr. Lenz’s annual base salary to $250,000 and (ii) eliminate Mr. Lenz’s annual guaranteed bonus.

The foregoing descriptions of the Houghton Amendment and the Lenz Amendment are not complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Revised Director Compensation Policy

On January 14, 2011, the Board adopted revisions to its director compensation policy (the “Director Compensation Policy”) based on recommendations from an independent compensation consultant retained by the Compensation Committee of the Board.  The Board revised the Director Compensation Policy to provide for an increase in the amount of the annual retainer paid to non-employee directors to $20,000, except that the Chairman of the Board will be paid $30,000.  Under the revised Director Compensation Policy, each non-employee director will be granted annually, at the first Board meeting of the calendar year, an option to purchase 30,000 shares of the Company’s common stock at an exercise price equal to the closing price of the common stock on the grant date, which option will vest on the first anniversary of the grant date.  In addition, pursuant to the revised Director Compensation Policy, each new non-employee director will be granted, in connection with his or her initial election to the Board, an option to purchase 30,000 shares of the Company’s common stock at an exercise price equal to the closing price of the common stock on the grant date, which option will vest as follows: one-third on the grant date; an additional one-third on the first anniversary of the grant date; and the remaining one-third on the second anniversary of the grant date.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Amendment to Amended and Restated Employment Agreement, dated as of January 14, 2011, by and between CorMedix Inc. and John C. Houghton.

10.2	Amendment to Employment Agreement, dated as of January 14, 2011, by and between CorMedix Inc. and Brian Lenz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 18, 2011	CORMEDIX INC.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Amended and Restated Employment Agreement, dated as of January 14, 2011, by and between CorMedix Inc. and John C. Houghton.

10.2	Amendment to Employment Agreement, dated as of January 14, 2011, by and between CorMedix Inc. and Brian Lenz.